Exhibit 23.2

         Consent of PricewaterhouseCoopers LLP, Independent Accountants.





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Rare Medium Group, Inc. (formerly ICC Technologies, Inc.) (the Company) on Form S-8 (File Nos. 33-37036, 33-37037, 33-85634, 33-85636,
33-89122, 33-89124 and 333-76957) and Registration Statement on Form S-3 (File No. 33-76107) of our report, which includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Company's ability to continue as a going concern, dated March 20, 1998, relating to the consolidated financial statements of the Company as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which report appears in the Company's Annual Report on Form 10-K/A-2 for the year ended December 31, 1998. We also consent to the incorporation by reference of our report, dated March 20, 1998, relating to the financial statements of Engelhard/ICC as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which also appears in such Annual Report on Form 10-K/A-2 for the year ended December 31, 1998.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 30, 1999